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                                                                    EXHIBIT 10.4

                               VOTING AGREEMENT

     VOTING AGREEMENT (this "Agreement") dated as of February 28, 2000 between RCN Corporation, a Delaware corporation (the "Corporation"), and Vulcan Ventures Incorporated ("Vulcan"), a Washington corporation.

     WHEREAS, the Corporation and Vulcan entered into a Stock Purchase Agreement dated as of October 1, 1999 (as amended from time to time, the "Stock Purchase Agreement"), which provides for the purchase by Vulcan of 1,650,000 shares of Series B 7% Senior Convertible Preferred Stock (the "Preferred Stock") of the Corporation (capitalized terms used and not defined herein shall have the meanings given to such terms in the Stock Purchase Agreement);

     WHEREAS, it is a condition to the obligation of the Corporation to consummate the Closing under the Stock Purchase Agreement that Vulcan enter into an arrangement, agreement or proxy with respect to the voting of the Vulcan Preferred Stock (other than a voting trust) as requested by the Corporation, in its reasonable discretion, for purposes of ensuring that all shares of Preferred Stock (together with any shares of Preferred Stock issued as dividends) beneficially owned (as defined in the Stock Purchase Agreement) by Vulcan (collectively, the "Vulcan Preferred Stock") will be (i) represented, in person or by proxy at all meetings of holders of Voting Securities of which Vulcan has actual notice in proportion to the representation of votes entitled to be cast by holders of Voting Securities, so that such portion of such shares of Preferred Stock may be counted for the purpose of determining the presence of a quorum at such meetings and (ii) voted (and abstained) in proportion to the votes cast (and abstained) by the holders of Voting Securities; and

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
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                                   ARTICLE 1

                             VOTING OF THE SHARES

     SECTION 1.1. Voting Agreement. (a) Vulcan hereby agrees that (i) all shares of Vulcan Preferred Stock will be represented, in person or by proxy, at all meetings of holders of Voting Securities of which Vulcan has actual notice in proportion to the representation of votes entitled to be cast by holders of Voting Securities, so that such portion of such shares of Preferred Stock may be counted for the purpose of determining the presence of a quorum at such meetings and (ii) that all shares so represented will be voted (and abstained) in proportion to the votes cast (and abstained) by the holders of Voting Securities represented at such meeting.

     (b) Notwithstanding the foregoing, if, immediately prior to the record date for a meeting of the Corporation's stockholders at which a Takeover Proposal or Stock Issuance Proposal is to be considered, the conversion by Vulcan of Vulcan Preferred Stock into Common Stock would violate any material legal impediment imposed by any Regulatory Authority, Vulcan shall be permitted to vote in its sole discretion Vulcan Preferred Stock in respect of such Takeover Proposal or Stock Issuance Proposal to the extent necessary to increase Vulcan's vote to the Agreed Percentage and the remaining shares of Vulcan Preferred Stock will be represented and voted in accordance with Section 1.1(a). With respect to such vote and the implementation of this Section 1.1(b) only, the applicable amount of Vulcan Preferred Stock that Vulcan is permitted to vote in its sole discretion will be deemed to have been converted to Common Stock for purposes of the definition of the terms "Agreed Percentage" and "Voting Securities" in Section 1.01 of the Stock Purchase Agreement. The parties will cooperate with each other so as to effect the intent of this Section 1.1(b).

     SECTION 1.2. Irrevocable Proxy. Vulcan hereby revokes any and all previous proxies granted with respect to the shares of Vulcan Preferred Stock that are inconsistent with the voting agreement set forth in Section 1.1. By entering into this Agreement, Vulcan hereby grants a proxy appointing David C. McCourt (or if he ceases to be Chief Executive Officer of the Corporation, the person holding the office of Chief Executive Officer of the Corporation from time to time) as Vulcan's attorney-in-fact and proxy, with full power of substitution, for and in Vulcan's name, to be represented at meetings of holders of Voting Securities and to vote or consent or otherwise to utilize such voting power solely in the manner contemplated by Section 1.1. The proxy granted by Vulcan pursuant to this Section 1.2 is irrevocable and is coupled with an interest and is granted in consideration of the Corporation entering into this Agreement and consummating the Closing under the Stock Purchase Agreement and as security for the obligations of Vulcan under Section 1.1. Without limiting the foregoing, Vulcan will, upon Corporation's request, take all action as shall be reasonably required from time to time in order to appoint the person described in the second

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sentence of this Section 1.2 as its duly authorized proxy holder for the shares of Vulcan Preferred Stock solely for the purpose set forth in Section 1.1.

     SECTION 1.3. Record Holder. If Vulcan is not the record owner of any shares of Preferred Stock as to which it is the beneficial owner, Vulcan agrees to cause or direct the record holder to act in respect of such shares of Preferred Stock in accordance with the terms of this Agreement or, to the extent permitted by law, to provide a proxy to the Corporation with respect thereto.


                                   ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF VULCAN

     Vulcan hereby represents and warrants to the Corporation as follows:

     SECTION 2.1. Authority Relative to this Agreement. Vulcan is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington. Vulcan has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Vulcan and the consummation by Vulcan of the transactions contemplated hereby have been duly and validly authorized by Vulcan, and no other proceedings on the part of Vulcan are necessary to authorize the execution and delivery of this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by Vulcan and constitutes a legal, valid and binding obligation of Vulcan, enforceable against Vulcan in accordance with its terms.

     SECTION 2.2. No Conflict. (a) The execution and delivery of this Agreement by Vulcan do not, and the performance of this Agreement by Vulcan will not, (i) conflict with or violate the certificate of incorporation or bylaws of Vulcan,
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Vulcan or by which the shares of Vulcan Preferred Stock are bound or affected or (iii) require any consent or other action by any person or private or governmental entity, result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance on any of the shares of Vulcan Preferred Stock pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Vulcan is a party or by which Vulcan or the shares of Vulcan Preferred Stock are bound or affected, except, in the case of

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clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent, delay or impair the performance by Vulcan of its obligations under this Agreement.

     (b) The execution and delivery of this Agreement by Vulcan do not, and the performance of this Agreement by Vulcan will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body, except (i) filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent, delay or impair the performance by Vulcan of its obligations under this Agreement.

     SECTION 2.3. Title to the Shares. Subject to the terms and conditions of the Stock Purchase Agreement, Vulcan is the owner of the shares of Vulcan Preferred Stock, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. Vulcan has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the shares of Vulcan Preferred Stock. Subject to the terms and conditions of the Stock Purchase Agreement, Vulcan has sole voting power with respect to the shares of Vulcan Preferred Stock and Vulcan has the sole power to direct the voting of the shares of Vulcan Preferred Stock.


                                   ARTICLE 3

                              COVENANTS OF VULCAN

     SECTION 3.1. No Inconsistent Agreement. Vulcan hereby covenants and agrees that it shall not enter into any voting agreement or grant a proxy or power of attorney or take any other action with respect to the shares of Vulcan Preferred Stock which is inconsistent with this Agreement.

     SECTION 3.2. Transfer of Title. Vulcan hereby covenants and agrees that Vulcan will not sell, pledge, encumber or otherwise transfer any of its shares of Preferred Stock unless (i) the transfer is permitted under the Stock Purchase Agreement and (ii) the transfer is to a transferee that agrees in writing to be bound by the terms and conditions of this Agreement on terms satisfactory to the Corporation in its reasonable discretion.

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     SECTION 3.3.  Further Assurances. Vulcan will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to take the actions required to be taken by Vulcan hereunder. Vulcan agrees, at the request of the Corporation, to enter into such other arrangement, agreement or proxy with respect to the voting of the Vulcan Preferred Stock (other than a voting trust) to effect the intent of Section 6.06 of the Stock Purchase Agreement with respect to voting of the Vulcan Preferred Stock as the Corporation may request in its reasonable discretion.


                                   ARTICLE 4

                                 MISCELLANEOUS

     SECTION 4.1. Termination. This Agreement (including, without limitation, the proxy granted hereunder) shall terminate on the earlier of (i) the conversion of all shares of Vulcan Preferred Stock into Common Stock or Class B Stock and (ii) the redemption of all shares of Vulcan Preferred Stock.

     SECTION 4.2. Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

     SECTION 4.3. Entire Agreement. This Agreement, the Stock Purchase Agreement (including the Exhibits thereto) and the Certificate of Designations constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof (except for the provisions of the letter agreement dated July 29, 1999 that relate to the solicitation and employment of employees of the Corporation, which remain in effect).

     SECTION 4.4. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this

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Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative.

     SECTION 4.5. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     SECTION 4.6. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

     SECTION 4.7. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 4.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 4.9. Assignments. This Agreement shall not be assigned by any party hereto.

     SECTION 4.10. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                         RCN CORPORATION


                         By: /s/ Timothy J. Stoklosa
                             ------------------------------------
                             Name:  Timothy J. Stoklosa
                             Title: Chief Financial Officer and
                                    Executive Vice President


                         VULCAN VENTURES INCORPORATED


                         By: /s/ William D. Savoy
                             ------------------------------------
                             Name:  William D. Savoy
                             Title: Vice President

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